 EX-1.01
SEAGATE TECHNOLOGY HOLDINGS PLC
CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2025

INTRODUCTION
This Conflict Minerals Report (“Report”) of Seagate Technology Holdings public limited company (together with its subsidiaries, the “Company,” “Seagate,” “we,” “us” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1 to December 31, 2025. (the “Reporting Period”). This Report is being filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on our website at http://www.seagate.com/sustainability/. Information contained on, or accessible through, our website is not a part of this Report.
The Rule imposes certain reporting obligations on the registrants of the Securities and Exchange Commission (the “SEC”) whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the Rule as “Conflict Minerals”). The Democratic Republic of the Congo (“DRC”) and its adjoining countries have extensive reserves of 3TG, some of which are illegally sourced and traded by armed groups who are responsible for serious human rights violations (“armed groups”). The purpose of the Rule is to encourage companies whose products contain 3TG to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The DRC and its adjoining countries, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, are collectively referred to in this Report as the “Covered Countries.”
Seagate recognizes the need for universal human rights protections and is dedicated to maintaining a supply chain that supports the dignity and innate rights of all persons. Seagate prohibits the use in its products of 3TG whose supply chains contribute to human rights abuses. This includes a commitment to not use 3TG that directly or indirectly finance armed conflict or benefit armed groups. Importantly, Seagate discourages the practice of avoiding 3TG sourcing from the Covered Countries as a way of fulfilling this objective. Seagate firmly believes that the use of validated responsibly-sourced 3TG from Conflict Affected and High Risk Areas (“CAHRAs”), including the Covered Countries, is a socially responsible practice.
COMPANY AND PRODUCT OVERVIEW
Seagate is a leading provider of data storage technology and infrastructure solutions. Our principal business is the design, manufacture, and sale of hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce data storage systems that incorporate our high-capacity HDD products and offer solid state drives (“SSDs”). HDDs are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. HDDs continue to be the primary medium of mass data storage due to their performance attributes, reliability, high capacities, superior quality and cost effectiveness. We present our products and services under two end markets: Data center and Edge Internet of Things (“Edge IoT”). Data center comprises the majority of our business and primarily includes high-capacity nearline products for mass capacity data storage and systems sold to cloud and enterprise customers, as well as cloud-based video and image applications. Edge IoT primarily includes consumer and client-centric markets along with network-attached storage, mission critical and SSD.

APPLICABILITY OF THE RULE
Seagate is partially vertically integrated. We design and produce the most critical components, including recording heads and media, and procure other components to assemble into finished data storage devices. We do not buy 3TG directly from mines. We also do not buy 3TG directly from smelters or refiners (“SORs”, or “SOR” in the singular), except for sputtering targets used in deposition equipment during the manufacturing process. Instead, we source parts, components, materials, and subassemblies that contain these metals. As such, Seagate occupies the supply chain position of a downstream company as defined by the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”).
We are subject to the Rule because certain products that we manufacture or contract to be manufactured contain 3TG that are necessary to the functionality or production of our products.
Accordingly, we are required under the Rule to conduct a reasonable country of origin inquiry (“RCOI”) designed to determine in good faith whether any of the 3TG in our products either originated in the Covered Countries or came from recycled or scrap materials. We performed due diligence, as set forth in the “Due Diligence Program Design” section below, to conduct the RCOI.
COLLABORATION
Our focus on responsible sourcing began well in advance of the adoption of the Rule. Seagate has been a member of the Responsible Business Alliance (“RBA”) since 2004 and our employees have worked closely with this organization to improve the social, ethical, and environmental practices of our global supply chain. The RBA is the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains. Through the RBA’s Responsible Minerals Initiative (“RMI”), we have worked, and continue to work, with other companies focusing on responsible 3TG sourcing.
Seagate firmly believes that maintaining an ethical supply chain takes a collective effort. Through our membership in the RMI, we gather and assess information on the origin of 3TG in our products. We rely on our direct suppliers to provide this information for the 3TG contained in the parts, components, materials, and subassemblies supplied to us.
Seagate recognizes that robust and lasting business relationships are critical in building resiliency and reducing risk in the supply chain. We strive to build strong connections with our suppliers, industry peers, and customers. We contribute to industry progress by participating in conferences, workgroups, and trainings to engage with these stakeholders.
DUE DILIGENCE PROGRAM DESIGN
The OECD Guidance established a five-step framework for due diligence as a basis for responsible supply chain management of 3TG from CAHRAs. We outline select elements of our due diligence program design below. To determine the source and chain of custody of 3TG necessary for the production of our products, we conducted due diligence on our supply chain using measures developed to ascertain whether the 3TG originated from the Covered Countries and, if so, whether the purchase of such 3TG directly or indirectly finances or benefits armed groups.
Due Diligence Design Framework
Our Conflict Minerals due diligence measures have been designed to conform to the OECD Guidance for 3TG for “downstream companies” (as defined in the OECD Guidance) in all material respects. Our due diligence measures addressed these five steps as set forth below.

1.Establish strong Company management systems:
a.    We have implemented a Responsible Sourcing of Minerals Policy (the “Policy”). The Policy is available on our corporate website (available at https://www.seagate.com/content/dam/seagate/assets/sustainability/files/seagate-responsible-sourcing-policy-2026.pdf and has been communicated to our suppliers, employees and internal consultants, including via hosting a webinar for suppliers.
b.    We have senior-level employees, who are members of cross-functional working groups within the Company, who are responsible for the management and continued implementation of our Conflict Minerals compliance strategy. This group includes representatives from our supply chain, sustainability, financial reporting and legal organizations.
c.    Employees at manufacturing sites receive training on the RBA Code of Conduct requirements.
d.    We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the RBA and Global E-Sustainability Initiative and administered by the RMI to identify SORs in our supply chain. The CMRT requires that suppliers provide information concerning the usage and sourcing of 3TG in their products.
e.    We utilize internal counsel and internal consultants to assist with our compliance efforts.
f.    Seagate is an active member of the RBA and the RMI, and is an active participant in the United Nations Global Compact.
g.    Materials procurement contracts reference and require RBA Code of Conduct or Conflict Minerals compliance.
h.    We have a third-party managed Ethics Helpline as a grievance mechanism for employees, suppliers, or other stakeholders where concerns can be reported, including concerns relating to our Conflict Minerals management program. Reports may be made in English, Spanish, French, Chinese, Korean, Malay, Portuguese, and Thai at +1 (800) 968-4925 or online at https://seagate.alertline.com/.
2.    Identify and assess risks in our supply chain:
a.    We require suppliers who provide parts, components, materials, or subassemblies containing 3TG to provide a CMRT unless the supplier has previously disclosed the 3TG is not intentionally added or used in the product or production process.
b.    We review supplier CMRTs for completeness relative to our internal operating procedures and controls. We reject CMRTs that appear inaccurate, incomplete, or not aligned with established acceptance criteria and request the supplier to perform additional due diligence to address identified issues.
c.    We use the Smelter List maintained by the RMI to assess whether SORs are validated as conformant with the Responsible Minerals Assurance Process (“RMAP”) standard1.
3.    Design and implement a strategy to respond to identified risks:
a.    Designated employees monitor and report risks to our senior management team.
b.    Suppliers are requested to remove SORs that are not validated as conformant with the RMAP standard, or not actively pursuing validation, from the supply chain.

1 In this report, ‘conformant with the RMAP standard’ includes gold refiners recognized by the RMI as conformant under the Cross Recognition Policy, Version 4, dated July, 2021, administered jointly by the RMI, the LBMA (London Bullion Market Association), and the Responsible Jewellery Council.

4.    Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:
a. We support independent third-party audits through our RMI membership.
b. We assess information provided by the RMI to determine if a SOR is conformant with the RMAP standard.
c.    Direct suppliers are required to undergo an RBA Validated Assessment Program audit once every two years.
5.    Report on supply chain due diligence:
a.We file annually a Form SD and a Conflict Minerals Report with the SEC and make them publicly available on our website.
b.We publish annually a Sustainability Performance Report and make it publicly available on our website.
Due Diligence Measures Performed
Our due diligence measures for the Reporting Period included the following activities:
•We maintained an internal team to implement the management plan. Through cross-functional collaboration, the team undertook the following measures, which were designed to support our compliance with the Rule and our management plan:
1.Maintained requirements in supplier contracts to define Seagate’s expectations of suppliers regarding sourcing of 3TG and reporting of information to Seagate.
2.Conducted a review to identify direct (i.e., first tier) suppliers of parts, components, materials, and subassemblies containing 3TG necessary to the functionality or production of our products (“3TG Direct Suppliers”).
3.Requested that all 3TG Direct Suppliers provide information to us regarding their 3TG using the CMRT to ascertain, for each of the 3TG, the SOR(s) where it was processed.
4.Reviewed and endeavored to validate the information provided by our 3TG Direct Suppliers by establishing a process that includes an assessment of the completeness and reasonableness of the information provided, then conducting follow-up communications to address deficiencies, if any.
5.Compared the SORs identified by 3TG Direct Suppliers via the CMRT against the RMI list of SORs that are validated as conformant with the RMAP standard.
6.Supported the RMI through membership in the RBA, membership in the RMI, and requests of our 3TG Direct Suppliers to encourage the SORs in their supply chains to achieve conformance with the RMAP standard.
7.Made periodic reports to Seagate senior management.

ANALYSIS OF SUPPLIER DATA AND DUE DILIGENCE DETERMINATION
Reasonable Country of Origin Inquiry
To conduct our RCOI, we utilized the RMI’s RCOI data together with the data our suppliers provided on their CMRTs. The RMI RCOI data provides the countries from which SORs validated as conformant with the RMAP standard are known to source 3TG, and it is used to determine the possible origins of the 3TG in our products.
Based on our RCOI, Seagate knows or has reason to believe that its 3TG originated or may have originated in the Covered Countries. RMI discloses groupings, by SOR, of countries from which each of its 3TG minerals may originate. In addition, the country of origin of 3TG is not disclosed for every SOR recognized by RMI under the Cross Recognition Policy. Thus, the following list provides a view of countries from which 3TG in our products may be sourced but may not include every country from which our 3TG is sourced.
Possible Countries of Origin for Mined Material (excludes Recycled/Scrap sources)

Argentina	Democratic Republic of the Congo	India	New Zealand	South Africa
Armenia	Dominican Republic	Indonesia	Nicaragua	Spain
Australia	Ecuador	Japan	Niger	Suriname
Austria	Egypt	Kazakhstan	Nigeria	Sweden
Azerbaijan	Eswatini	Kenya	Norway	Tajikistan
Benin	Ethiopia	Kyrgyzstan	Papua New Guinea	Tanzania
Bolivia	Fiji	Lao	Peru	Thailand
Brazil	Finland	Liberia	Philippines	Turkey
Bulgaria	France	Madagascar	Poland	Uganda
Burkina Faso	French Guiana	Malaysia	Portugal	Ukraine
Burundi	Georgia	Mali	Russia	United Kingdom
Cambodia	Germany	Mauritania	Rwanda	United States
Canada	Ghana	Mexico	Saudi Arabia	Uzbekistan
Chile	Greenland	Mongolia	Senegal	Viet Nam
China	Guatemala	Morocco	Serbia	Zambia
Colombia	Guinea	Mozambique	Sierra Leone	Zimbabwe
Costa Rica	Guyana	Myanmar	Slovakia
Côte d'Ivoire	Honduras	Namibia	Solomon Islands

*Table compiled using RCOI data version 78 from the RMI, dated March 27, 2026

Smelters and Refiners
We carried out the actions described in the “Due Diligence Measures Performed” section above to ascertain the source and chain of custody of the 3TG used in our supply chain. Given the dynamic nature of the supply chain, we provide below the snapshot list of SORs understood to be operating and in our supply chain at the end of the Reporting Period. Our 3TG Direct Suppliers have named these SORs as their sources of 3TG in the products we buy from them. We have subjected each incoming CMRT to systematic scrutiny, often followed by additional supplier communication. Except for a few instances, the SOR lists provided to us were complete. Several suppliers indicated that their SOR lists were substantially complete but possibly not exhaustive. The list below includes 3TG SORs reported to be in our supply chain and understood to be in operation as of December 31, 2025. In addition, the inclusion of any name on our list does not imply that its 3TG necessarily comprise portions of our products. This is because some suppliers provide CMRTs at the supplier level instead of the part level, resulting in overinclusion. Inclusion on this list only implies that the 3TG in our products may come from these sources.
SORs in Operation and in the Seagate Supply Chain

Metal	Smelter	Country
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Agosi AG	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Aurubis AG, Hamburg	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden Mineral AB (Ronnskar)	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	Glencore Canada Corporation - CCR Refinery	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Southwest Copper Branch	CHINA
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN
Gold	JSC Novosibirsk Refinery	RUSSIA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA

Gold	LT Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Germany GmbH Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIA
Gold	JSC Uralelectromed	RUSSIA
Gold	JX Advanced Metals Corporation	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc Ltd	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	LS MnM Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd. - Takehara Refinery	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIA
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIA
Gold	MKS PAMP SA	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Royal Canadian Mint	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Super Dragon Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Shandong Gold Smelting Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Jinguan (Ausmelt) Copper Industry	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES
Gold	Valcambi S.A.	SWITZERLAND
Gold	Gold Corporation - The Perth Mint	AUSTRALIA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND

Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Shirpur Gold Refinery Ltd.	INDIA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Abington Reldan Metals, LLC	UNITED STATES
Gold	Shenzhen CuiLu Gold Co., Ltd.	CHINA
Gold	Albino Mountinho Lda.	PORTUGAL
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIA
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES
Gold	JALAN & Company	INDIA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	ABC Refinery Pty Ltd.	AUSTRALIA
Gold	Safimet S.p.A	ITALY
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	African Gold Refinery	UGANDA
Gold	Gold Coast Refinery	GHANA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Gold	QG Refining, LLC	UNITED STATES

Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN
Gold	Augmont Enterprises Private Limited	INDIA
Gold	Kundan Care Products Ltd.	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 1)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 2)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 3)	INDIA
Gold	Emerald Jewel Industry India Limited (Unit 4)	INDIA
Gold	K.A. Rasmussen	NORWAY
Gold	Alexy Metals	UNITED STATES
Gold	MD Overseas	INDIA
Gold	Metallix Refining Inc.	UNITED STATES
Gold	Metal Concentrators SA (Pty) Ltd.	SOUTH AFRICA
Gold	WEEEREFINING	FRANCE
Gold	CI Gold by Gold Colombia SAS	COLOMBIA
Gold	Dongwu Gold Group	CHINA
Gold	NOBLE METAL SERVICES	UNITED STATES
Gold	Coimpa Industrial LTDA	BRAZIL
Gold	KP Sanghvi International Pvt Ltd	INDIA
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	CHINA
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	INDIA
Gold	GG Refinery Ltd.	TANZANIA
Gold	Impala Platinum - Base Metal Refinery (BMR)	SOUTH AFRICA
Gold	Impala Rustenburg(Gold)	SOUTH AFRICA
Gold	Impala Platinum - Rustenburg Smelter	SOUTH AFRICA
Gold	Attero Recycling Pvt Ltd	INDIA
Gold	SOLEIL METALS (Chala One Plant)	PERU
Gold	SOLEIL METALS (YAKARI Plant)	PERU
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	SOUTH AFRICA
Gold	Elite Industech Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Gasabo Gold Refinery Ltd	RWANDA
Gold	Minera Titan del Peru SRL (MTP) - Belen Plant	PERU
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	Ximei Resources (Guangdong) Limited	CHINA

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	AMG Brasil	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	QuantumClean	UNITED STATES
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIA
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	KEMET de Mexico	MEXICO
Tantalum	TANIOBIS Co., Ltd. (Thailand)	THAILAND
Tantalum	TANIOBIS GmbH	GERMANY
Tantalum	STEREON Metals Hermsdorf GmbH	GERMANY
Tantalum	Materion Newton Inc.	UNITED STATES
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	ULVAC Inc.	JAPAN
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CHINA
Tantalum	5D Production OU	ESTONIA
Tantalum	PowerX Ltd.	RWANDA
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CHINA
Tantalum	Jiangxi Suns Nonferrous Materials Co. Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA

Tin	Alpha Assembly Solutions Inc	UNITED STATES
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	Dongguan Best Alloys Co., Ltd.	CHINA
Tin	Dowa	JAPAN
Tin	EM Vinto	BOLIVIA
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Jean Goldschmidt International (JGI Hydrometal)	BELGIUM
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Metallic Resources, Inc.	UNITED STATES
Tin	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Tin	Novosibirsk Tin Combine	RUSSIA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Operaciones Metalurgicas S.A.	BOLIVIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thailand Smelting and Refining Co. Ltd.	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Rajehan Ariq	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Aurubis Beerse	BELGIUM
Tin	Aurubis Berango	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	Tin Technology & Refining	UNITED STATES
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Tin	PT Masbro Alam Stania	INDONESIA
Tin	Luna Smelter, Ltd.	RWANDA
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA
Tin	Precious Minerals and Smelting Limited	INDIA
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA
Tin	PT Mitra Sukses Globalindo	INDONESIA
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	BRAZIL
Tin	Conecsus LLC	UNITED STATES
Tin	CRM Synergies	SPAIN
Tin	Rian Resources SDN. BHD.	MALAYSIA
Tin	Fabrica Auricchio Ind. Com. De Metais Ltda	BRAZIL
Tin	PT Putera Sarana Shakti (PT PSS)	INDONESIA
Tin	Mining Minerals Resources SARL	CONGO, DEMOCRATIC REPUBLIC OF THE
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	JAPAN
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	MALAYSIA
Tin	PT Mitra Graha Raya	INDONESIA
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	INDIA
Tin	WOODCROSS SMELTING COMPANY LIMITED	UGANDA
Tin	Global Advanced Metals Greenbushes Pty Ltd.	AUSTRALIA
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	CHINA
Tin	PT Arsed Indonesia	INDONESIA
Tin	P Kay Metal, Inc	UNITED STATES
Tungsten	A.L.M.T. Corp.	JAPAN

Tungsten	Kennametal Huntsville	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES
Tungsten	Hunan Jintai New Material Co., Ltd.	CHINA
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CHINA
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan High-Tech Materials	VIET NAM
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Niagara Refining LLC	UNITED STATES
Tungsten	China Molybdenum Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIA
Tungsten	Uzbekistan Technological Metallurgical Complex JSC	UZBEKISTAN
Tungsten	Unecha Refractory metals plant	RUSSIA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Moliren Ltd.	RUSSIA
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIA
Tungsten	NPP Tyazhmetprom LLC	RUSSIA
Tungsten	Hubei Green Tungsten Co., Ltd.	CHINA
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL
Tungsten	Cronimet Brasil Ltda	BRAZIL
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CHINA

Tungsten	OOO “Technolom” 2	RUSSIA
Tungsten	OOO “Technolom” 1	RUSSIA
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CHINA
Tungsten	Tungsten Vietnam Joint Stock Company	VIET NAM
Tungsten	Nam Viet Cromit Joint Stock Company	VIET NAM
Tungsten	Plansee Composite Materials GmbH	GERMANY
Tungsten	Lianyou Resources Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CHINA
Tungsten	Philippine Carreytech Metal Corp.	PHILIPPINES
Tungsten	Kenee Mining Corporation Vietnam	VIET NAM
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tungsten	S.P.T. spol.s r.o.	CZECH REPUBLIC
Tungsten	Tungamoy Metals Inc.	KOREA, REPUBLIC OF
We use an in-house database, referred to as the Compliance Assurance System (“CAS2”), to maintain product-level compliance data. Our supply chain organization has continued to work on building resiliency in the supply chain by ensuring that, where possible, components are not sourced from a single supplier. Our sourcing practices improvements during the Reporting Period can be partially attributed to our supply chain organization having real-time visibility on Conflict Minerals program metrics and leveraging sourcing arrangements with suppliers to ensure that non-conformant SORs were removed from the supply chain if they failed to participate in the RMAP.
ONGOING DUE DILIGENCE AND SUPPLIER RESPONSIVENESS PROGRAM
Seagate expects to maintain a responsible supply chain, including via the following:
∙    Continue to seek supplier commitments to responsible sources of 3TG, to request that suppliers have their SORs engage in the validation audit process, and, if necessary, convert to other preferred sources.
∙    Continue to refine CAS2 to further automate our data management, better facilitate supplier communications, and provide improved metrics to guide our risk management.
∙    In calendar year 2026, we plan to refresh all our 3TG Direct Supplier data using the latest CMRT. We continue to work to improve processes that encourage responsible sourcing of 3TG in a manner that avoids de facto boycott of responsibly sourced minerals from CAHRAs.
∙    Review activities upstream of SORs as appropriate to gain better visibility on the real-world conditions in the localities that the 3TG in our products are sourced from.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Conflict Minerals Report on Form SD, including the Conflict Minerals Report attached as Exhibit 1.01, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical fact. Forward-looking statements include, among other things, statements about our future plans to improve due diligence and supplier responsiveness and to seek supplier commitments in this regard, to explore expanding the scope of our due diligence efforts beyond 3TG, to continue to refine CAS2 and refresh our supplier data, to continue our commitment to responsible sourcing, and to focus on activities upstream of SORs. Forward-looking statements generally can be identified by words such as “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “should,” “may,” “will,” “will continue,” “can,” “could” or the negative of these words, variations of these words and comparable terminology, in each case, intended to refer to future events or circumstances. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are subject to various uncertainties and risks that could cause our actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s latest periodic report on Form 10-Q filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this Conflict Minerals Report on Form SD, which are based on information available to us on, and which speak only as of, the date hereof. Except as may be required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.